                                                                     Exhibit 4.2

                                 [Face of Note]

         THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.08 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE,
(III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE INSTRUMENTALITY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.(1)

         THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE RIVER ROCK ENTERTAINMENT AUTHORITY, AN UNINCORPORATED INSTRUMENTALITY WHOLLY OWNED BY THE DRY CREEK RANCHERIA BAND OF POMO INDIANS (THE "INSTRUMENTALITY") THAT

                  (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY

                           (i)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES
                  IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (c) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR")) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE INSTRUMENTALITY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE INSTRUMENTALITY SO REQUESTS,

--------
(1) This paragraph should be included only if the Note is issued in global form.

                           (ii) TO THE INSTRUMENTALITY, OR

                           (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT
                  AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

                  (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.(2)

         THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY SUBSEQUENT PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY THAT, UNLESS SUCH PURCHASER IS LICENSED AS A LENDER PURSUANT TO THE DRY CREEK RANCHERIA BAND OF POMO INDIANS' TRIBAL-STATE GAMING COMPACT OR IS EXEMPTED FROM SUCH LICENSING REQUIREMENTS, SUCH PURCHASER WILL NOT BE ABLE TO RECEIVE PAYMENT ON THE NOTES AFTER AN ACCELERATION AND WILL NOT BE ABLE TO ENFORCE THE NOTES OR THE INDENTURE AGAINST THE INSTRUMENTALITY.








--------

(2) This paragraph should not be included if the Note is issued as an Unrestricted Definitive Note or Unrestricted Global Note.

                                                            CUSIP No.

                                                             **$200,000,000.00**





                       RIVER ROCK ENTERTAINMENT AUTHORITY


                          9 3/4% Senior Notes due 2011

Issue Date:  November 7, 2003


                  The River Rock Entertainment Authority (the "Authority" which term includes any successor under the Indenture hereinafter referred to), an unincorporated instrumentality wholly owned by the Dry Creek Rancheria Band of Pomo Indians, a federally recognized Indian Tribe and sovereign nation (the "Tribe"), for value received, promises to pay to CIBC World Markets Corp., or its registered assigns, the principal sum of $200,000,000.00 on November 1, 2011.


Interest Payment Dates:  May 1 and November 1, commencing May 1, 2004.


Record Dates:  April 15 and October 15.


                  Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  IN WITNESS WHEREOF, the Authority has caused this Note to be signed manually or by facsimile by its duly authorized officers.



                                        RIVER ROCK ENTERTAINMENT AUTHORITY


                                        By:
                                           ------------------------------------
                                             Name:  Elizabeth DeRouen
                                             Title: Chairperson of the Board


                                        By:
                                           ------------------------------------
                                             Name:  Margie Rojes
                                             Title: Secretary-Treasurer




This is one of the 9 3/4% Senior Notes due 2011 described in the within-mentioned Indenture.



Dated: November 7, 2003



U.S. BANK NATIONAL ASSOCIATION,

as Trustee



By: __________________________________
          Authorized Signatory

                             [Reverse Side of Note]




                       RIVER ROCK ENTERTAINMENT AUTHORITY

                          9 3/4% Senior Notes due 2011


                  Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                  1. Interest. The Authority promises to pay interest on the principal amount of this Note at 9 3/4% per annum from the date hereof until maturity and shall pay the Liquidated Damages, if any, payable pursuant to
Section 5 of the Registration Rights Agreement referred to below. The Authority shall pay interest semi-annually in arrears on May 1 and November 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be May 1, 2004. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

                  2. Method of Payment. The Authority shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the January 1 or July 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. If a Holder of $1.0 million or more in principal amount of Notes has given wire transfer instructions to the Authority, the Authority will pay all principal, interest and premium on that Holder's Notes in accordance with those instructions. All other payments on Notes will be made at the office or agency of the Paying Agent and Registrar within the City and State of New York unless the Authority elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                  3. Paying Agent and Registrar. Initially, U.S. Bank National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Authority may change any Paying Agent or Registrar without notice to any Holder. The Authority may act in any such capacity.

                  4. Indenture. The Authority issued the Notes under an Indenture dated as of November 7, 2003 ("Indenture") among the Authority, the Tribe and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Authority consisting of the Initial Notes in an aggregate principal amount of $200,000,000 and the aggregate principal amount of Additional Notes issued in accordance with the Indenture. The Indenture pursuant to which this Note is issued provides that Additional Notes may be issued thereunder.

                  5. Optional Redemption. Subject to the restrictions in Section 16 hereof:

                           (a) the Authority may, at any time prior to November
1, 2007, redeem all or a part of the Notes upon not less than 30 or more than 60 days' prior notice, at a redemption price equal to 100% of the principal amount thereof plus the Make Whole Premium and accrued but unpaid interest, thereon, to the applicable redemption date.

                           (b)  Except as set forth above in this paragraph 5
and in paragraphs 6 and 8 below, the Authority shall not have the option to redeem the Notes prior to November 1, 2007. Thereafter, the Authority may redeem the Notes in whole or in part, upon not less than 30 nor more than 60 days' prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on November 1 of the years indicated below (subject to the right of Holders on the relevant record date to receive interest due on the related Interest Payment
Date):

         Year                                      Percentage
         ----                                      ----------
         2007....................................   104.875%
         2008....................................   102.438%
         2009 and thereafter.....................   100.000%


                  6. Gaming Redemption.

                           (a) If a Gaming Authority determines, and a Holder or
Beneficial Owner of the Notes is notified, that such Holder or Beneficial Owner must obtain a license, qualification or finding of suitability under any applicable gaming law and the Holder or Beneficial Owner does not apply for that license, qualification or finding of suitability within 30 days after being requested to do so by such Gaming Authority (or such lesser period that may be required by such Gaming Authority), or if such Holder or Beneficial Owner shall not be licensed, qualified or found suitable under applicable gaming law, or any license, qualification or finding of suitability is not renewed upon its expiration or is revoked, or the Holder or Beneficial Owner has been found to be unsuitable for licensing, then the Authority, at its option but subject to
Section 16 hereof, may (i) require such Holder or Beneficial Owner to dispose of such Holder or Beneficial Owner's Notes within 30 days, or any earlier date as may be required by the Gaming Authority, of (A) the termination of the 30-day period described above for the Holder or Beneficial Owner to apply for a license, qualification or finding of suitability, or (B) the receipt of the notice from the Gaming Authority that the Holder or beneficial owner shall not be licensed, qualified or found suitable or (ii) subject to the limitations discussed under Section 13.01 redeem the Notes of such Holder or Beneficial Owner at a price equal to (A) if such determination is made by the Tribal Gaming Commission or any other Gaming Authority of the Tribe, and not by the CGCC, the then-applicable redemption price as set forth in Section 3.07 or (B) in all other cases, the least of (1) 100% of the principal amount thereof or (2) the price at which such Holder or Beneficial Owner acquired the Notes, and (3) the fair market value of the Notes, together with, in each case, to the extent permitted by the Compact, accrued and unpaid interest thereon to the earlier of the date of redemption or such earlier date as may be required by the Gaming Authority or the date of the finding of unsuitability by such Gaming Authority, which may be less than 30 days following the notice of redemption if so ordered by such Gaming Authority.

                           (b) Immediately upon a determination that a Holder or
Beneficial Owner shall not be licensed, qualified or found suitable, or that such license, qualification or finding of suitability has been revoked or will not be renewed, the Holder or Beneficial Owner shall have no further rights (1) to exercise any right conferred by the Notes, directly or indirectly, through any Trustee, nominee or any other Person or entity, or (2) to receive any interest or other distribution or payment with respect to the Notes or any remuneration in any form from the Authority for services rendered or otherwise, except the redemption price of the Notes.

                           (c) The Holder or Beneficial Owner of Notes applying
for a license, qualification or a finding of suitability may be required to pay all costs of the licenses or investigation for this qualification or finding of suitability. The Authority is not required to pay or reimburse any Holder or Beneficial Owner of Notes who is required to apply for any license, qualification or finding of suitability.

                  7. Mandatory Redemption. Except as set forth in Paragraph 8 below, the Authority shall not be required to make mandatory redemption payments or sinking fund payments with respect to the Notes.

                  8. Repurchase at Option of Holder. Subject to the restrictions in Section 16 hereof:

                           (a) if there is a Change of Control, each Holder
shall have the right to require the Authority to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to an offer to purchase (a "Change of Control Offer") at a price equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest thereon to the date of purchase (the "Change of Control Payment"). Within 20 days following any Change of Control, the Authority shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice.

                           (b) When the aggregate amount of Excess Proceeds from
one or more Asset Sales exceeds $2.5 million, the Authority shall commence an offer ("Asset Sale Offer") pursuant to Section 4.09 of the Indenture to all Holders of Notes to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer shall be equal to 100% of principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and shall be payable in cash, in accordance with the procedures set forth in the Indenture. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Authority may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

                  9. Selection and Notice of Redemption. If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption, subject to the restrictions in Section 16 hereof, as follows: (i) if the Notes are listed, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, or (ii) if the Notes are not so listed, on a pro rata basis, by lot or by any method as the Trustee deems fair and appropriate. No Notes of $1,000 or less may be redeemed in part. Except as otherwise provided in the Indenture, notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder to be redeemed at its registered address. Notices of redemption may not be conditional. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest shall cease to accrue on Notes or portions of them called for redemption.

                  10. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Authority may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Authority is not required to transfer or exchange any Note selected for redemption. Also, the Authority is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

                  11. Persons Deemed Owners. The registered Holder of a Note will be treated as its owner for all purposes.

                  12. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal of the then outstanding Notes and Additional Notes, if any, voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes). Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of Definitive Notes, to provide for the assumption of the Authority's obligations to Holders of the Notes in case of a merger or consolidation or sale of all or substantially all of the assets of the Authority, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, or to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture.

                  13. Defaults and Remedies. In the case of an Event of Default, as defined in the Indenture, arising from certain events of bankruptcy or insolvency with respect to the Authority, all outstanding Notes will become due and payable immediately and automatically without further action or notice, subject to the restrictions set forth in Section 16 hereof. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may, on behalf of the Holders of all of the Notes, waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.

                  In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by the Authority or on their behalf with the intention of avoiding payment of the premium that the Authority would have had to pay if it then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law and subject to the restrictions set forth in Section 16 hereof upon the acceleration of the Notes.

                  14. Trustee Dealings with Authority. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Authority or its Affiliates, and may otherwise deal with the Authority or its Affiliates, as if it were not the Trustee.

                  15. No Recourse Against Others. Neither the Tribe nor any tribal member, council member, official, agent, director, officer, employee, incorporator or stockholder of the Authority or the Tribe or Holder of an Ownership Interest of the Authority will, as such, have any liability for any of the Authority's obligations under the Notes, the Indenture, or for any claim based on, in respect of, or by reason of, these obligations or their creation. Each Holder by accepting a Note waives and releases these individuals from this liability. The waiver and release are part of the consideration for issuance of the Notes.

                  16. Special Provisions Regarding Unlicensed and Non-exempt Holders. The Compact requires that any person who directly or indirectly extends financing to the Tribe's gaming facility or gaming operation must be licensed as a financial source by the Tribal Gaming Commission and must apply to the CGCC for a finding of suitability. Under the Compact, however, the Tribal Gaming Commission may exclude from such requirements any financing provided by a federally or state regulated lending institution and any investor who, alone or in conjunction with others, holds less than 10% of any outstanding indebtedness evidenced by bonds issued by the tribe. The Tribal Gaming Commission has adopted such exemptions with respect to holders of the Notes.

                  In addition, with the approval of the Tribal Gaming Commission, Regulation CGCC-2 of the CGCC permits certain entities ("Qualifying Entities") who are actual or prospective holders of any bonds (debt securities issued pursuant to an indenture by or on behalf of a tribe) to register as a financial source with the CGCC, resulting in an automatic determination of suitability by the CGCC. As a complement to Regulation CGCC-2, the Tribal Gaming Commission has adopted a regulation approving application of Regulation CGCC-2 to the holders of the Notes that also provides for the automatic Tribal Gaming Commission licensing of each Qualifying Institution who properly submits a license application in a form identical to the application required for registration under Regulation CGCC-2.

                  Qualifying Institutions include each of the following entities who own at least $100.0 million of securities of issuers that are not affiliated with the entities: (i) a federally or state regulated bank, savings association or other federal or state regulated lending institution, (ii) a company that is organized as an insurance company, the primary and predominant business activity of which is the writing of insurance or the reinsuring of risks underwritten by insurance companies, and that is subject to supervision by the Insurance Commissioner of California, or a similar official or agency of another state,
(iii) an investment company registered under the Investment Company Act of 1940,
(iv) a retirement plan established and maintained by the United States, an agency or instrumentality thereof, or by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, (v) an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, (vi) a securities dealer registered pursuant to the Securities Exchange Act of 1934, and (vii) an entity, all of the equity owners of which, individually, meet the foregoing criteria.

                  Regulation CGCC-2 further provides that any person can acquire bonds after an initial offering without the need to obtain a license from the Tribal Gaming Commission or to apply to the CGCC for a determination of suitability, regardless of whether a holder owns less than 10% of a tribe's bonds or is otherwise exempt from licensing. However, the regulation requires the relevant indenture to contain certain restrictions on the enforcement and post-default rights of holders who are not licensed or otherwise exempt from licensing.

                  Accordingly, the Indenture provides that if any Notes are transferred to a holder (or beneficial owner) that is not licensed or otherwise exempted from licensing by the Tribal Gaming Commission in accordance with the Compact, then neither the transferee holder (or beneficial owner) nor any person acting on behalf of that transferee holder (or beneficial owner), including the Trustee, will have any right to enforce any payment obligation relating to the Notes against any revenues, property or rights of the Authority or the Tribe, or any branch, department, agency, instrumentality, division, subsidiary, enterprise, authority or wholly-owned corporation or business of the Tribe (whether through the exercise of voting rights or otherwise), until such time as the transferee holder is licensed or exempted from licensing by the Tribal Gaming Commission in accordance with the Compact. Notwithstanding any other provision of the Indenture, the Trustee, the Authority and the Tribe are prohibited from making any payment on the Notes (1) as a result of any enforcement action commenced by or on behalf of the Trustee or any holder or (2) after payment of the Notes has been accelerated because of a default under the Indenture, except in each case to a holder that is licensed or exempted from licensing by the Tribal Gaming Commission in accordance with the Compact.

                  The foregoing provisions of this section 16 shall not apply to any Person who is not licensed as a Financial Source (or exempted from such requirement) to the extent the Compact or State Bond Regulation is ever amended to not require such Person to be licensed as a Financial Source.

                  17. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                  18. Additional Rights of Holders of the Restricted Global Note and Restricted Definitive Notes. In addition to the rights provided to Holders under the Indenture, Holders of the Restricted Global Note and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of November 7, 2003, between the Authority and the parties named on the signature pages thereof or, in the case of Additional Notes, Holders of the Restricted Global Note and Restricted Definitive Notes shall have the rights set forth in one or more registration rights agreements, if any, between the Authority and the other parties thereto, relating to rights given by the Authority to the purchasers of Additional Notes (the "Registration Rights Agreement").

                  19. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Authority has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  20. Waiver of Sovereign Immunity; Waiver as to Tribal Courts; Consent to Jurisdictions; Applicable Law. All provisions in the Indenture relating to Authority waivers of sovereign immunity and rights to resolve disputes in tribal court, as well as all consents and agreements of the Authority to applicable laws and jurisdictions for the resolution of disputes, are hereby incorporated herein with the same force and effect as though set forth at length herein.

                  The Authority shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                  River Rock Entertainment Authority
                  3250 Highway 128
                  Geyserville, California  95441
                  Facsimile:  (707) 857-2726
                  Attention:  Chairperson

                  and

                  Holland & Knight LLP
                  633 West Fifth Street, 21st Floor
                  Los Angeles, California 90071
                  Facsimile:  (213) 896-2450
                  Attention:  Jerome Levine

                                 ASSIGNMENT FORM

                  To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
                                              ---------------------------------
                                              (Insert assignee's legal name)

--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)


and irrevocably appoint
                        --------------------------------------------------------

to transfer this Note on the books of the Authority. The agent may substitute another to act for him.



Date:
      ---------------------

                                     Your Signature:
                                                    ----------------------------
                                                    (Sign exactly as your name
                                                     appears on the face of
                                                      this Note)

Signature Guarantee*:
                      -----------------------------



* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Note purchased by the Authority pursuant to Section 4.09 or 4.14 of the Indenture, check the appropriate box below:

                      / / Section 4.09     / / Section 4.14

                  If you want to elect to have only part of the Note purchased by the Authority pursuant to Section 4.09 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

                          $
                           ----------------------------



Date:
      ---------------------

                          Your Signature:
                                        ---------------------------------------
                                        (Sign exactly as your name appears
                                         on the face of this Note)

                  Tax Identification No.:
                                          -----------------------------

Signature Guarantee*:
                      ----------------


* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

                  The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:


                                                                        Principal Amount at
                        Amount of Decrease in  Amount of Increase in         Maturity             Signature of
                         Principal Amount at    Principal Amount at     of this Global Note    Authorized Officer
                              Maturity                Maturity            Following such          of Trustee or
   Date of Exchange      of this Global Note    of this Global Note   decrease (or increase)     Note Custodian
   ----------------      -------------------    -------------------   ----------------------     --------------







                                                                       EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

River Rock Entertainment Authority
3250 Highway 128
Geyserville, California  95441
Facsimile:  (707) 857-2726
Attention:  Chief Financial Officer

U.S. Bank National Association
60 Livingston Avenue
St. Paul, MN 55107-2292
Internal mail EP-MN-WS3C
Facsimile: (651) 495-8097

                  Re:  9 3/4% Senior Notes due 2011

                  Reference is hereby made to the Indenture, dated as of November 7, 2003 (the "Indenture"), among River Rock Entertainment Authority (the "Authority"), an unincorporated instrumentality wholly owned by the Dry Creek Rancheria Band of Pomo Indians, a federally recognized Indian Tribe and sovereign nation (the "Tribe"), and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  ___________________ (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount at maturity of $___________ in such Note[s] or interests (the "Transfer"), to ___________________________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

                  1. / / Check if Transferee will take delivery of a beneficial interest in the Restricted Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

                  2. / / Check if Transferee will take delivery of a beneficial interest in a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that
(i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than the Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Definitive Note and in the Indenture and the Securities Act.

                  3. / / Check and complete if Transferee will take delivery of a beneficial interest in the Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in the Restricted Global Note and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

                     / / such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

                     / / such Transfer is being effected to the Authority;

                                       or

                     / / such Transfer is being effected pursuant to an
            effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

                     / / such Transfer is being effected to an Institutional
            Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in the Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

                  4. / /Check if Transferee will take delivery of a beneficial interest in the Unrestricted Global Note or of an Unrestricted Definitive Note.

                  (a) / / Check if Transfer is Pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Note, on Restricted Definitive Notes and in the Indenture.

                  (b) / / Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Note, on Restricted Definitive Notes and in the Indenture.

                  (c) / / Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Note or Restricted Definitive Notes and in the Indenture.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company.



                                     ------------------------------------------
                                             [Insert Name of Transferor]


                                     By:
                                        ---------------------------------------
                                          Name:
                                          Title:
Dated:
       -----------------------------

                       ANNEX A TO CERTIFICATE OF TRANSFER

1. The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (A) OR (B)]

      (A) / / a beneficial interest in the 144A Global Note (CUSIP __________);
      or

      (B) / / a Restricted Definitive Note.

2. After the Transfer the Transferee will hold:


                                   [CHECK ONE]

      (A) / / a beneficial interest in the:

              (i) / / 144A Global Note (CUSIP __________); or

              (ii) / / Unrestricted Global Note (CUSIP ); or

      (B) / / a Restricted Definitive Note; or

      (C) / / an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

                                                                       EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

River Rock Entertainment Authority
3250 Highway 128
Geyserville, California  95441
Facsimile:  (707) 857-2726
Attention:  Chief Financial Officer



U.S. Bank National Association
60 Livingston Avenue
St. Paul, MN 55107-2292
Internal mail EP-MN-WS3C
Facsimile: (651) 495-8097

                  Re:  9 3/4% Senior Notes due 2011

                  Reference is hereby made to the Indenture, dated as of November 7, 2003 (the "Indenture"), among River Rock Entertainment Authority (the "Authority"), an unincorporated instrumentality wholly owned by the Dry Creek Rancheria Band of Pomo Indians, a federally recognized Indian Tribe and sovereign nation (the "Tribe"), and U.S. Bank National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  __________________________ (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount at maturity of $____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

                  1. Exchange of Restricted Definitive Notes or Beneficial Interests in the Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in the Unrestricted Global Note

                                      / /  Check if Exchange is from beneficial
                           interest in the Restricted Global Note to beneficial interest in the Unrestricted Global Note. In connection with the Exchange of the Owner's beneficial interest in the Restricted Global Note for a beneficial interest in the Unrestricted Global Note in an equal principal amount at maturity, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in the Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                                      / / Check if Exchange is from beneficial
                           interest in the Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in the Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive
                           Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Note and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                                      / / Check if Exchange is from Restricted
                           Definitive Note to beneficial interest in the Unrestricted Global Note. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in the Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                                      / / Check if Exchange is from Restricted
                           Definitive Note to Unrestricted Definitive Note. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive
                           Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         2. Exchange of Restricted Definitive Notes or Beneficial Interests in the Restricted Global Note for Restricted Definitive Notes or Beneficial Interests in the Restricted Global Note

                                      / / Check if Exchange is from beneficial
                           interest in the Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in the Restricted Global Note for a Restricted Definitive Note with an equal principal amount at maturity, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

                                            Check if Exchange is from Restricted
                           Definitive Note to beneficial interest in the Restricted Global Note. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the Restricted Global Note with an equal principal amount at maturity, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Note and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company.



                                        --------------------------------------
                                                [Insert Name of Transferor]


                                        By:
                                           -----------------------------------
                                             Name:
                                             Title:
Dated:
       -----------------------------

                                                                       EXHIBIT D

                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

River Rock Entertainment Authority
3250 Highway 128
Geyserville, California  95441
Facsimile:  (707) 857-2726
Attention:  Chief Financial Officer



U.S. Bank National Association
60 Livingston Avenue
St. Paul, MN 55107-2292
Internal mail EP-MN-WS3C
Facsimile: (651) 495-8097


                  Re:  9 3/4% Senior Notes due 2011

                  Reference is hereby made to the Indenture, dated as of November 7, 2003 (the "Indenture"), among River Rock Entertainment Authority (the "Authority" which term includes any successor under the Indenture hereinafter referred to), an unincorporated instrumentality wholly owned by the Dry Creek Rancheria Band of Pomo Indians, a federally recognized Indian Tribe and Native American sovereign nation (the "Tribe"), and U.S. Bank National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  In connection with our proposed purchase of $____________ aggregate principal amount at maturity of:

                  / / a beneficial interest in a Global Note, or

                  / / a Definitive Note,

                  we confirm that:

                  1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

                  2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Authority, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Authority a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Authority to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses
(A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

                  3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Authority such certifications, legal opinions and other information as you and the Authority may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

                  4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

                  5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

                  You and the Authority are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.



                                          -------------------------------------
                                           [Insert Name of Accredited Investor]


                                          By:
                                             ----------------------------------
                                               Name:
                                               Title:
Dated:
       -----------------------------

                                                                       EXHIBIT E

                     FORM OF RESTRICTED PAYMENT CERTIFICATE

                  The undersigned, [Name], [Title], and [Name], [Title], on behalf of the River Rock Entertainment Authority (the "Authority"), and unincorporated instrumentality wholly owned by the Dry Creek Rancheria Band of Pomo Indians (the "Tribe"), pursuant to Section 4.07 of the Indenture dated November 7, 2003 (the "Indenture") among the Authority, the Tribe, and U.S. Bank National Association, as Trustee, do hereby certify on behalf of the Authority that the Expansion Project as more fully described in the Offering Memorandum has been open and fully operational for at least 90 consecutive days.

                  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Indenture.

                  IN WITNESS WHEREOF, we have executed this Officers' Certificate of the Authority as of this ____ day of ______, 20__.


                                      By:
                                         ----------------------------------

                                      By:
                                         ----------------------------------


                                       E-1